UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 13, 2015, American International Group, Inc. (“AIG”) held its Annual Meeting of Shareholders at which holders of AIG’s common stock, par value $2.50 per share, voted upon (i) the election of thirteen nominees as directors until the next annual election and until their successors are duly elected and qualified; (ii) a non-binding advisory resolution to approve executive compensation; and (iii) the ratification of the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2015.

The shareholders elected all thirteen director nominees presented, approved the non-binding advisory resolution to approve executive compensation and ratified the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2015. The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

	For	Against	Abstain	Broker Non-Votes
W. Don Cornwell	1,026,956,132	6,016,817	1,715,259	85,495,781
Peter R. Fisher	1,032,515,770	441,919	1,730,519	85,495,781
John H. Fitzpatrick	1,032,588,019	396,907	1,703,282	85,495,781
Peter D. Hancock	1,029,357,753	3,616,440	1,714,015	85,495,781
William G. Jurgensen	1,032,482,772	472,795	1,732,641	85,495,781
Christopher S. Lynch	1,028,723,752	4,239,442	1,725,014	85,495,781
George L. Miles, Jr.	942,220,140	88,098,837	4,369,231	85,495,781
Henry S. Miller	1,029,243,636	3,729,691	1,714,881	85,495,781
Robert S. Miller	1,011,742,086	21,224,220	1,721,902	85,495,781
Suzanne Nora Johnson	1,024,812,869	8,180,128	1,695,211	85,495,781
Ronald A. Rittenmeyer	1,032,255,796	721,111	1,711,301	85,495,781
Douglas M. Steenland	1,032,301,129	663,774	1,723,305	85,495,781
Theresa M. Stone	1,029,216,284	3,779,668	1,692,256	85,495,781

	For	Against	Abstain	Broker Non-Votes
Non-binding advisory resolution to approve executive compensation	1,014,778,266	15,781,921	4,128,021	85,495,781
Ratification of the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2015	1,105,029,478	13,371,558	1,782,953	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: May 13, 2015	By:	/s/ James J. Killerlane III
	Name:	James J. Killerlane III
	Title:	Associate General Counsel and Assistant Secretary